Wireless M2M solutions for Enterprise Assets

FOR IMMEDIATE RELEASE

CONTACT:	Investor Relations
Liolios Group, Inc.
Scott Liolios or Matt Glover
IDSY@liolios.com
+1 (949) 574-3860

I.D. Systems Names Company President and Co-Founder, Kenneth Ehrman, as Interim CEO

Woodcliff Lake, NJ, March 3, 2014—Kenneth S. Ehrman, founder and President of I.D. Systems, Inc. (NASDAQ: IDSY), has been named interim Chief Executive Officer of the company, effective March 2, 2014. He succeeds Jeffrey M. Jagid, who has resigned from his employment with the company. Mr. Jagid is expected to continue his term as a director of the company but will no longer serve as chairman of the board of directors. To identify additional candidates for the CEO position, I.D. Systems' board of directors has engaged Lancor, a global executive search firm.

“We would like to thank Jeff for his dedication and leadership during his tenure with I.D. Systems,” said Harold Copperman, Lead Director of the company’s board. “Over the course of more than 15 years, Jeff has made many contributions to help the company become a leader in wireless M2M solutions. We appreciate his hard work and wish him well in his future endeavors.”

Mr. Ehrman said, “I would also like to thank Jeff for his long service to I.D. Systems and wish him all the best in the years ahead. Since founding I.D. Systems 20 years ago in Silicon Valley, I have remained passionate about our unique technology, focused on providing wireless M2M solutions for our blue chip customers, and committed to foster our company’s growth. I look forward to leading I.D. Systems during this transition, as we work toward achieving our goals for our shareholders.”

Mr. Ehrman has been President of I.D. Systems since he co-founded the company in 1993. He served as a director of the company from its inception to 2013. He also serves as a member of the board of directors of Financial Services, Inc., a privately held provider of data processing solutions for banking. Mr. Ehrman is a graduate of Stanford University, with a Bachelor of Science degree in Industrial Engineering.

About I.D. Systems

Headquartered in Woodcliff Lake, New Jersey, with subsidiaries in Texas, Germany, and the United Kingdom, I.D. Systems is a leading global provider of wireless M2M solutions for securing, controlling, tracking, and managing high-value enterprise assets, including industrial vehicles, rental cars, trailers, containers, and cargo. The company’s patented technologies address the needs of organizations to monitor and analyze their assets to increase efficiency and productivity, reduce costs, and improve profitability. For more information, please visit www.id-systems.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward looking statements within the meaning of federal securities laws. Forward-looking statements include statements with respect to I.D. Systems’ beliefs, plans, goals, objectives, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond I.D. Systems’ control, and which may cause its actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. For example, forward-looking statements include: statements regarding prospects for additional customers; market forecasts; projections of earnings, revenues, synergies, accretion or other financial information; and plans, strategies and objectives of management for future operations, including integration plans in connection with acquisitions.

Wireless M2M solutions for Enterprise Assets

The risks and uncertainties referred to above include, but are not limited to, future economic and business conditions, the loss of key customers or reduction in the purchase of products by any such customers, the failure of the market for I.D. Systems’ products to continue to develop, the possibility that I.D. Systems may not be able to integrate successfully the business, operations and employees of acquired businesses, the inability to protect I.D. Systems’ intellectual property, the inability to manage growth, the effects of competition from a variety of local, regional, national and other providers of wireless solutions, and other risks detailed from time to time in I.D. Systems’ filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2012. These risks could cause actual results to differ materially from those expressed in any forward looking statements made by, or on behalf of, I.D. Systems. Unless otherwise required by applicable law, I.D. Systems assumes no obligation to update the information contained in this press release, and expressly disclaims any obligation to do so, whether as a result of new information, future events or otherwise.

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